SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: APRIL 30, 2007
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                        1-16725                42-1520346
(State or other jurisdiction    (Commission file number)   (I.R.S. Employer
     of incorporation)                                   Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17  CFR
    240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                               ------------------

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 30, 2007, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended March 31, 2007. The text of the announcement is included herewith as Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99    First Quarter 2007 Earnings Release




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRINCIPAL FINANCIAL GROUP, INC.



                                    By:    /s/ MICHAEL H. GERSIE
                                           -------------------------------------
                                    Name:  Michael H. Gersie
                                    Title: Executive Vice President and Chief
                                           Financial Officer

Date:    May 1, 2007

                                                                      EXHIBIT 99

RELEASE: On receipt

MEDIA CONTACT:               Jeff Rader, 515-247-7883, rader.jeff@principal.com
INVESTOR RELATIONS CONTACT:  Tom Graf, 515-235-9500,
                             investor-relations@principal.com


       PRINCIPAL FINANCIAL GROUP, INC. REPORTS FIRST QUARTER 2007 RESULTS

Des Moines, IA (April 30, 2007) - Principal Financial Group, Inc. (NYSE: PFG) today announced net income available to common stockholders for the three months ended March 31, 2007, of $257.1 million, or $0.95 per diluted share compared to $285.7 million, or $1.01 per diluted share for the three months ended March 31, 2006. The company reported operating earnings of $236.8 million for first quarter 2007, compared to $240.2 million for first quarter 2006. Operating earnings per diluted share (EPS) for first quarter 2007 were $0.87 compared to $0.85 for the same period in 2006.(1)

"We were very pleased with our core asset management and asset accumulation businesses, where continued strong execution drove strong performance, but disappointed with first quarter results for our insurance businesses, which were heavily impacted by unfavorable claims experience," said J. Barry Griswell, chairman and chief executive officer.

"Earnings in our U.S. and international asset management and accumulation segments improved 13 percent from a year ago, to $198 million combined," said Griswell. "Full service accumulation earnings improved 15 percent on strong growth in account values, reflecting continued strong sales and retention. We also successfully completed our integration of WM Advisors - mutual fund earnings more than doubled from a year ago, and we achieved a $1.5 billion increase in mutual funds sales, reflecting strong early results from our new third party distribution, and outstanding growth from our existing channels."

"Reflecting continued strong investment performance across asset classes, Principal Global Investors was awarded $2.2 billion of institutional mandates during the quarter, including a billion-dollar international growth stock mandate from Thrivent Investment Management," said Griswell. "Principal Global Investors' net cash flows were a record $4.4 billion for the quarter, contributing to $14 billion of net cash flows for the trailing twelve months and a $52 billion increase in AUM for our asset manager."

"For the full year, we expect strong growth in assets under management and account values to continue driving double-digit earnings growth for our core asset management and accumulation businesses," said Griswell. "We also expect results for our Individual Life and Specialty Benefits divisions to improve as claims return to more normal levels. While this was a difficult quarter for the Health division, returns are still very solid, with a 14 percent return on equity for the trailing twelve months. Importantly, we expect the underlying performance of the Health division to improve as we continue to focus on expenses and improving network discounts."

     "In light of adverse claims experience in the Health division, primarily related to high deductible health plans, we're establishing total company EPS guidance of $3.80 to $3.92 for 2007.(2) This compares to the range we announced in December 2006 of $3.80 to $3.95 per diluted share," said Griswell. "As always, we're highly focused on building long-term value for our shareholders. We remain committed to and confident we can achieve our longer-term performance objectives - 11 to 13 percent average annual growth in EPS, and roughly 50 basis points average annual improvement in operating ROE(3)." Additional highlights for first quarter 2007 include:

o Record operating revenues of $2,623.7 million compared to $2,353.9 million for the same period last year.

o Record assets under management (AUM) of $270.1 billion, up $64.8 billion, or 32 percent from a year ago(4).

o Continued strong sales of the company's three key retirement and investment products, including: $2.5 billion for mutual funds; $2.2 billion for organic full service accumulation; and $0.5 billion for individual annuities.

                               SEGMENT HIGHLIGHTS

U.S. ASSET MANAGEMENT AND ACCUMULATION
Segment operating earnings for first quarter 2007 were $178.4 million, compared to $157.8 million for the same period in 2006. Full service accumulation generated record earnings of $82.4 million, compared to $71.4 million in first quarter 2006, as a result of increased fees from higher account values. Full service accumulation account values were a record $94.9 billion as of March 31, 2007, compared to $82.5 billion as of March 31, 2006. The mutual funds business also generated record earnings, $11.8 million for the quarter, compared to $5.8 million in first quarter 2006, reflecting earnings from the company's purchase of WM Advisors, Inc., which closed effective December 31, 2006, and organic growth in the business.

Operating revenues for the first quarter increased 21 percent to a record $1,281.7 million compared to $1,060.6 million for the same period in 2006. The full service accumulation and mutual fund businesses achieved record revenues in the first quarter, and all businesses in the segment achieved double-digit revenue growth compared to first quarter 2006.

Segment assets under management were a record $231.5 billion as of March 31, 2007, up 34 percent from $172.9 billion as of March 31, 2006.

INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION

Segment operating earnings for first quarter 2007 were $19.3 million, compared to $17.6 million for the same period in 2006 primarily due to higher earnings in Brazil and Hong Kong.

Operating revenues were $141.3 million for first quarter 2007, compared to $143.4 million for the same period last year as lower sales of payout annuities in Chile more than offset higher yields on invested assets and 10 percent growth in fee revenues.

Segment assets under management were a record $22.0 billion as of March 31, 2007, up 36 percent from $16.1 billion as of March 31, 2006.(5)

LIFE AND HEALTH INSURANCE
Segment operating earnings for first quarter 2007 were $45.5 million, compared to $70.4 million for the same period in 2006. Individual Life division earnings were $15.4 million, compared to $27.1 million for first quarter 2006. The decrease from a year ago primarily reflects unfavorable death claim costs, net of reinsurance, and reduced investment income resulting from a lower asset base, reflecting the division's release of excess statutory reserves to corporate in 2006. Health division earnings were $11.8 million, compared to $24.2 million for first quarter 2006, as unfavorable experience related to prior year claim development reduced division earnings by approximately $15 million. Specialty Benefits division earnings were $18.3 million, a decline of $0.8 million as growth in premiums for the division were offset by unfavorable claims costs, primarily in the group life line.

Operating revenues were $1,212.4 million, a tenth consecutive record quarter for the segment, and an increase of five percent from the same period in 2006, primarily due to higher revenues in the Specialty Benefits division.

CORPORATE AND OTHER
Operating losses for first quarter 2007 were $6.4 million, compared to operating losses of $5.6 million for the same period in 2006. Higher interest expense related to the company's fourth quarter 2006 debt issuance, was substantially offset by higher operating earnings from joint venture real estate sales activity.

DISCLOSURES RELATED TO GUIDANCE
The company also expects 2007 net income available to common stockholders to range from $3.60 to $3.75 per diluted share. This range reflects the company's estimate for operating earnings per diluted share, adjusted for the company's estimate of mortgage and credit losses only for the remainder of the year. There are a number of items the company does not predict that could significantly affect net income available to common stockholders and net income available to common stockholders per diluted share, including, but not limited to: mark-to-market on derivatives; changes to laws, regulations, or accounting standards; and gains or losses from discontinued operations. Guidance for 2007 incorporates certain assumptions, including domestic equity market performance improvement of roughly two percent per quarter. Guidance speaks only as of the date it is made. The company does not undertake to update annual guidance during the year, but may do so if significant changes occur in general business conditions or company operations. Company guidance does not contemplate any acquisition or divestiture activity other than where a definitive agreement has been signed by the company and publicly announced.

FORWARD LOOKING AND CAUTIONARY STATEMENTS
This press release contains forward-looking statements, including, without limitation, statements as to sales targets, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2006, filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation: competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; foreign currency exchange rate fluctuations; a pandemic, terrorist attack or other catastrophic event; default of the company's re-insurers; and investment portfolio risks.

SHARE REPURCHASES
On November 28, 2006, the Board authorized the repurchase of up to $250 million of the company's outstanding common stock. Share repurchase activity under this program began in January 2007. As of March 31, 2007, the company had repurchased
1.6 million shares under this program, at a cost of $100 million.

USE OF NON-GAAP FINANCIAL MEASURES
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in the future reporting periods. Management also uses non-GAAP measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

EARNINGS CONFERENCE CALL
At 9:00 A.M. (CST) tomorrow, Chairman and CEO J. Barry Griswell, President and COO Larry Zimpleman, and Executive Vice President and CFO Mike Gersie will lead a discussion of results during a live conference call. Parties interested in listening to the conference call live may access the webcast on the company's Investor Relations (IR) website (www.principal.com/investor) or by dialing (800) 374-1609 (U.S. callers) or (706) 643-7701 (International callers) approximately 10 minutes prior to the start of the call. To access the call, leader name is Tom Graf. Listeners can access an audio replay of the call on the IR website, or by calling (800) 642-1687 (U.S. callers) or (706) 645-9291 (International callers). The access code for the replay is 3510915. Replays will be available through May 8, 2007. The financial supplement is currently available on our website and may be referred to during the conference call.

ABOUT THE PRINCIPAL FINANCIAL GROUP
The Principal Financial Group(R) (The Principal (R))(6) is a leader in offering businesses, individuals and institutional clients A wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $270.1 billion in assets under management(7) and serves some 18.2 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit WWW.PRINCIPAL.COM.





                                       ###

SUMMARY OF SEGMENT AND PRINCIPAL FINANCIAL GROUP, INC. RESULTS

                                         OPERATING EARNINGS (LOSS)*
                                                IN MILLIONS
                                    --------------------------------------------

                                            THREE MONTHS ENDED,
                                    --------------------------------------------
SEGMENT                               3/31/07                   3/31/06
--------------------------------------------------------------------------------
U.S. ASSET MANAGEMENT AND
  ACCUMULATION                         $178.4                   $157.8
INTERNATIONAL ASSET MANAGEMENT AND
  ACCUMULATION                           19.3                     17.6
LIFE AND HEALTH INSURANCE                45.5                     70.4
CORPORATE AND OTHER                      (6.4)                    (5.6)
OPERATING EARNINGS                      236.8                    240.2
NET REALIZED/UNREALIZED CAPITAL
  GAINS, AS ADJUSTED                     20.3                     24.9
OTHER AFTER-TAX ADJUSTMENTS               0.0                     20.6
NET INCOME AVAILABLE TO COMMON
  STOCKHOLDERS                         $257.1                   $285.7


                                             PER DILUTED SHARE
                                    --------------------------------------------
                                             THREE MONTHS ENDED,
                                    --------------------------------------------
                                      3/31/07                   3/31/06
                                    --------------------------------------------

OPERATING EARNINGS                     $ 0.87                    $  0.85
NET REALIZED/UNREALIZED CAPITAL
  GAINS, AS ADJUSTED                     0.08                       0.09
OTHER AFTER-TAX ADJUSTMENTS              0.00                       0.07
NET INCOME AVAILABLE TO COMMON
  STOCKHOLDERS                         $ 0.95                    $  1.01
WEIGHTED-AVERAGE DILUTED COMMON
  SHARES OUTSTANDING                   270.9                      281.9










*OPERATING EARNINGS VERSUS U.S. GAAP (GAAP) NET INCOME AVAILABLE TO COMMON STOCKHOLDERS
Management uses operating earnings, which excludes the effect of net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of our results of operations by highlighting earnings attributable to the normal, ongoing operations of the company's businesses.

                         PRINCIPAL FINANCIAL GROUP, INC.
                              RESULTS OF OPERATIONS
                                  (IN MILLIONS)
--------------------------------------------------------------------------------
                                                     THREE MONTHS ENDED,
                                                --------------------------------
                                                   3/31/07            3/31/06
                                                ---------------- ---------------
Premiums and other considerations                 $1,107.7           $1,041.8
Fees and other revenues                              592.5              459.6
Net investment income                                923.1              851.9
Net realized/unrealized capital gains                 37.6               48.9
                                                ---------------- ---------------
TOTAL REVENUES                                     2,660.9            2,402.2
                                                ---------------- ---------------
Benefits, claims, and settlement expenses          1,498.0            1,341.8
Dividends to policyholders                            74.0               71.9
Operating expenses                                   754.7              615.2
                                                ---------------- ---------------
TOTAL EXPENSES                                     2,326.7            2,028.9
                                                ---------------- ---------------

Income from continuing operations before
  income taxes                                       334.2              373.3
Income taxes                                          68.9               79.6
                                                ---------------- ---------------
Income from continuing operations, net of
  related income taxes                               265.3              293.7

Income from discontinued operations, net of
  related taxes                                        0.0               0.2
                                                ---------------- ---------------
NET INCOME                                           265.3              293.9
Preferred stock dividends                              8.2                8.2
                                                ---------------- ---------------
NET INCOME AVAILABLE TO COMMON
  STOCKHOLDERS                                    $  257.1           $  285.7

Less:
Net realized/unrealized capital gains, as
  adjusted                                            20.3               24.9
Other after-tax adjustments                            0.0               20.6
                                                ---------------- ---------------
OPERATING EARNINGS                                $  236.8           $  240.2
                                                ================ ===============



                        SELECTED BALANCE SHEET STATISTICS

                                                    PERIOD ENDED,
                                       -----------------------------------------
                                         3/31/07       12/31/06       3/31/06
                                       ----------- ---------------- ------------
Total assets (in billions)              $   146.6       $  143.7     $ 132.0
Total common equity (in millions)       $ 7,565.0       $7,318.8     $7,056.7
Total common equity excluding
  accumulated other comprehensive
  income (in millions)                  $ 6,667.3       $6,471.9     $ 6,417.4
End of period common shares outstanding
  (in millions)                             267.4          268.4         277.6
Book value per common share             $    28.29      $   27.27    $    25.42
Book value per common share excluding
  accumulated other comprehensive
  income                                $    24.93      $   24.11    $    23.12

                         PRINCIPAL FINANCIAL GROUP, INC.
           RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO U.S. GAAP
                       (IN MILLIONS, EXCEPT AS INDICATED)

                                                  THREE MONTHS ENDED,
                                            ------------------------------------
                                                 3/31/07            3/31/06
                                            ------------------- ----------------
DILUTED EARNINGS PER COMMON SHARE:
Operating Earnings                                0.87                0.85
Net realized/unrealized capital gains             0.08                0.09
Other after-tax adjustments                       0.00                0.07
                                            ------------------- ----------------
Net income available to common
  stockholders                                   0.95                 1.01
                                            =================== ================

BOOK VALUE PER COMMON SHARE EXCLUDING
ACCUMULATED OTHER COMPREHENSIVE INCOME:
Book value per common share excluding
  accumulated other comprehensive income         24.93               23.12
Net unrealized capital gains                      3.41                2.43
Foreign currency translation                     (0.10)              (0.09)
Net unrecognized post-retirement benefit
  obligations                                     0.05                -
Minimum pension liability                         -                  (0.04)
                                            ------------------- ----------------

Book value per common share including
  accumulated other comprehensive income         28.29               25.42
                                            =================== ================

OPERATING REVENUES:
USAMA                                         1,281.7             1,060.6
IAMA                                            141.3               143.4
Life and Health                               1,212.4             1,159.6
Corporate and Other                             (11.7)               (9.7)
                                            ------------------- ----------------
Total operating revenues                      2,623.7             2,353.9
Add:  Net realized/unrealized capital
  gains and related fee adjustments              37.2                48.6
Less:  Operating revenues from
  discontinued real estate                        0.0                 0.3
                                            ------------------- ----------------
Total GAAP revenues                           2,660.9             2,402.2
                                            =================== ================

OPERATING EARNINGS:
USAMA                                           178.4              157.8
IAMA                                             19.3                17.6
Life and Health                                  45.5                70.4
Corporate and Other                              (6.4)               (5.6)
                                            ------------------- ----------------
Total operating earnings                        236.8               240.2
Net realized/unrealized capital gains            20.3                24.9
Other after-tax adjustments                       0.0                20.6
                                            ------------------- ----------------
Net income available to common stockholders     257.1               285.7
                                            =================== ================

NET REALIZED/UNREALIZED CAPITAL GAINS:
Net realized/unrealized capital gains,
  as adjusted                                    20.3                24.9
Add:
   Amortization of DPAC and sale inducement
     costs                                        0.7                 0.6
   Capital gains distributed                      2.0                 3.6
   Tax impacts                                   12.9                15.9
   Minority interest capital gains                1.3                 3.6
Less related fee adjustments:
   Unearned front-end fee income                  0.4                 0.6
   Certain market value adjustments to
     fee revenues                                (0.8)               (0.9)
                                            ------------------- ----------------
GAAP net realized/unrealized capital gains       37.6                48.9
                                            =================== ================

OTHER AFTER TAX ADJUSTMENTS:
IRS Audit Issue                                   -                  20.6
                                            ------------------- ----------------
Total other after-tax adjustments                 0.0                20.6
                                            =================== ================

------------------------
(1) Use of non-GAAP financial measures is discussed in this release after Segment Highlights.
(2) Disclosures related to guidance are discussed in this release after Segment Highlights.
(3)  Operating return on average equity excluding other comprehensive income
(4) Total company AUM, as well as AUM in the U.S. Asset Management and Accumulation segment, includes assets under management from the company's acquisition of WM Advisors, Inc., which were $27.9 billion as of closing, effective Dec. 31, 2006.
(5) Includes $2.2 billion of AUM from operations acquired during first quarter 2007 by CIMB-Principal , the company's joint venture in Malaysia.
(6) "The Principal Financial Group" and "The Principal" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.
(7)  As of March 31, 2007



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